UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 14, 2011

OPTi, Inc.
(Exact name of registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

0-21422 (Commission File Number)	77-0220697 (IRS Employer Identification Number)

3430 W Bayshore Drive, Suite 103
Palo Alto, California 94303
(Address of principal executive offices including zip code)

(650) 213-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01.                      Other Events
Item 9.01.                      Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 8.01.                      Other Events

On June 9, 2011, S. Muoio & Co. LLC (“SMC”) filed a Complaint to Determine Validity of Election of Corporate Directors and for Ancillary Injunctive Relief (the "Complaint") in the Superior Court of the State of California for the County of Santa Clara.

The Complaint challenges the validity of the election of corporate directors conducted by OPTi at its annual meeting of shareholders held on May 23, 2011 (“Annual Meeting”) in Palo Alto, CA.  SMC specifically seeks a determination that its proposed candidate, Robert H. Edelman, was elected by reason of having the most votes of any candidate at the annual meeting, and related relief.  The Company believes that Mr. Edelman was not properly nominated and will contest the allegations in the Complaint.

On June 10, 2011, the Court set an expedited hearing as required by California Corporations Code Section 709.  The hearing is scheduled for July 18, 2011 in the Santa Clara County Superior Court.

Item 9.01.                      Financial Statements and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2011

OPTi, Inc.
By: /s/ Michael Mazzoni

Michael Mazzoni
Chief Financial Officer